Exhibit 10.1

                             SUCCESS BONUS AGREEMENT


         This Success Bonus Agreement (the "Agreement") is entered into by and between Jim Perry (the "Employee") and United Industrial Corporation, a Delaware corporation having an address at 570 Lexington Avenue, New York, New York 10022 (hereafter called "Company") and together with the Employee, the "Parties"), dated as of the 10th day of April, 2002 (the "Effective Date").

         For mutual consideration, the adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

         1. In addition to, and supplementary to, any other compensation or incentives previously agreed to and in effect immediately before the effective date of this Agreement, the Company shall pay to the Employee upon the closing date of a Change of Control of the Company in connection with the so-called Project Shadow, an amount equal to 25% of Base Salary plus 25% of Base Salary subject to the terms and conditions provided herein, and net of reduction for any applicable withholding taxes.

         2. The Success Bonus shall not be paid if, prior to the closing date of the Change of Control of the Company, either (i) the Employee has been terminated by the Company for Cause or (ii) the Employee voluntarily resigns without good reason.

         3. "Cause" shall mean that (i) Employee shall have committed any act of gross negligence in the performance of his/her duties or obligations hereunder;
(ii) Employee shall have committed any material act of dishonesty or breach of trust against Employer or any of its subsidiary companies; (iii) Employee's conviction of, or plea of nolo contendere to, a felony; or (iv) Employee shall have committed any material breach of any of the provisions of the Standards of Business Conduct Policy or the Business Conduct Guidelines.

         4. Any termination by the Company for Cause shall be communicated by a notice to the Employee describing the action of Employee constituting the act of default.

         5. For purposes of this Agreement, voluntary termination for "Good Reason" shall mean any of the following, unless consented to by Employee in writing:

         (a) because of a change in the location of the primary worksite that is more than 50 miles from its present location; or

         (b) because of the assignment to Employee of any duties materially inconsistent with Employee's position as of the effective date of this Agreement, Employee's removal from such position or a substantial diminution in such position, duties or responsibilities, which is not remedied by Employer within ten days after receipt of written notice thereof from Employee; or


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         (c) because of a reduction in Employee's regular compensation as in effect on effective the date hereof or as increased from time to time; or

         (d) because of a failure of Employer to continue to provide Employee with benefits substantially as in effect on the effective date hereof.

         6. This Agreement shall not be assignable by the Employee.

         7. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addresses as follows:


                     If to the Employee:
                     -------------------

                                  At AAI Corp.



                     If to the Company:
                     -----------------

                     Attention:   James H. Perry
                                  Chief Financial Officer
                                  United Industrial Corporation
                                  P.O. Box 126
                                  Hunt Valley, MD 21030







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         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the Effective Date.


                                  /s/ James Perry
                                  -----------------------------------------
                                  Employee


                                  UNITED INDUSTRIAL CORPORATION


                                  By: /s/ Richard R. Erkeneff
                                      -----------------------------------------
                                      Richard R. Erkeneff
                                      President and Chief Executive Officer









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